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                                                                  EXHIBIT 4.3(b)

                                 FIRST AMENDMENT

                                       TO

                        SECOND AMENDED AND RESTATED LOAN
                             AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of April 25, 2005 by and among OUTLOOK GROUP CORP., a Wisconsin corporation (the "Parent"), OUTLOOK LABEL SYSTEMS, INC., a Wisconsin corporation ("Outlook Label"), and BANK OF AMERICA, N.A., a national banking association (the "Bank"). The Parent and Outlook Label are herein each referred to as a "Borrower" and, together, as the "Borrowers."

         WHEREAS, the Borrowers and the Bank are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of August 11, 2004 (the "Loan Agreement"); and

         WHEREAS, the Borrowers and the Bank desire to amend certain covenants in the Loan Agreement as set forth in, and subject to the terms and conditions of, this Amendment,

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements herein contained, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Terms used in this Amendment (including in the recitals) which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement as amended hereby unless otherwise defined in this Amendment.

         SECTION 2. AMENDMENTS TO LOAN AGREEMENT.

         2.1 Quarterly Financials. Section 8.2(b) of the Loan Agreement is hereby restated as follows:

                  (b) As soon as available, but in any event not later than 45 days after the end of each fiscal quarter, consolidated unaudited balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such fiscal quarter, and consolidated unaudited statements of income and expenses and cash flow statements for the Borrowers and their consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, and prepaid in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be correct by the chief financial or accounting officer of the Parent, subject to normal year-end adjustments.



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         2.2 Purchase Money Debt. Section 10.11(d) of the Loan Agreement is
hereby restated as follows:

                  (d) Debt consisting of Capital Leases or purchase money Debt in each case incurred solely to acquire an item of Equipment, incurred concurrently with the acquisition thereof and secured solely by a Lien on the Equipment so acquired; provided that the amount of each such Debt does not exceed the price of the Equipment so purchased and the aggregate amount of all such Debt shall not exceed $4,000,000 and

         2.3 Capital Expenditures. Section 10.21 of the Loan Agreement is hereby restated as follows:

                  10.21 Capital Expenditures. The Borrowers will not, and will not permit their Subsidiaries to, make or incur any Capital Expenditure, if after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by the Borrowers on a consolidated basis, would exceed $7,000,000 in any Fiscal Year.

         SECTION 3. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions precedent:

         3.1 Documents. The Bank shall have received original counterparts of the following documents, duly executed and delivered by the parties thereto:

                  (a) This Amendment;

                  (b) A Ratification and Confirmation of Guaranty executed by Showcase Postcards, Inc.; and

                  (c) Such other documents as the Bank shall reasonably deem necessary or appropriate.

         3.2 Default. After giving effect to this Amendment, no Default or Event of Default under any Loan Document, including, but not limited to the Loan Agreement, shall have occurred and be continuing.

         SECTION 4. MISCELLANEOUS.

         4.1 Absence of Defaults. In order to induce the Bank to enter into this Amendment, each Borrower hereby warrants to Bank, on and as of the date hereof after giving effect hereto, no Default or Event of Default exists which is continuing as of such date.

         4.2 Expenses. The Borrowers agree to pay promptly after demand all reasonable costs and expenses of the Bank (including reasonable fees, charges and disbursements of the attorneys for Bank) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, the Borrowers agree to pay, and save the Bank harmless from all liability for, any stamp or other taxes which



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may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 4.2 shall survive any termination of this Amendment or the Loan Agreement, as amended hereby.

         4.3 Governing law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

         4.4 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         4.5 Reference to Loan Agreement. Except as herein amended, the Loan Agreement and each of the other Loan Documents shall remain in full force and effect and is hereby ratified in all respects. On and after the effective date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the "Loan Agreement" in any other Loan Document, and in any related documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement or any other Loan Document, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

         4.6 Successors. This Amendment shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank, and their respective successors and assigns.


                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.



                                      OUTLOOK GROUP CORP.


                                      By: /s/ Paul M. Drewek
                                         ---------------------------------------

                                         Name: Paul M. Drewek
                                              ----------------------------------

                                         Title: Chief Financial Officer
                                               ---------------------------------


                                      OUTLOOK LABEL SYSTEMS, INC.


                                      By: /s/ Paul M. Drewek
                                          --------------------------------------

                                          Name: Paul M. Drewek
                                                --------------------------------

                                          Title: Chief Financial Officer
                                                 -------------------------------



                                      BANK OF AMERICA, N.A.


                                           By: /s/ Mark R. Motuelle
                                               ---------------------------------

                                           Name: Mark R. Motuelle
                                                 -------------------------------

                                           Title: Vice President
                                                  ------------------------------